Exhibit 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2015

NEW YORK, NY -- (Marketwired - November 12, 2015) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2015.

HIGHLIGHTS
Quarter ended September 30, 2015
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                        $       391.3
  Net assets                                  $       372.9
  Net asset value per share                   $       13.95
  Credit Facility                             $        29.6

Yield on debt investments at quarter-end                7.9%

Operating Results:                              Year Ended    Quarter Ended
                                              -------------   -------------
  Net investment income                       $        17.7   $         3.6
  GAAP net investment income per share        $        1.08   $        0.18
  Reversal of capital gain incentive fee
   accrued but not payable per share          $       (0.04)  $       (0.03)
  Credit Facility amendment costs per share   $        0.14   $        0.11
  Core net investment income per share (1)    $        1.18   $        0.26
  Distributions declared per share            $       1.115   $       0.285

Portfolio Activity:
  Purchases of investments                    $       224.2   $        63.2
  Sales and repayments of investments         $       195.0   $        48.9

  Number of new portfolio companies invested             32               6
  Number of existing portfolio companies
   invested                                              34               8
  Number of ending portfolio companies                   76              76

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding both the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized and the costs associated with amending our multi-currency, senior secured revolving credit facility, or the Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 13, 2015

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, November 13, 2015 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 286-2317 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2386. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through November 27, 2015 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #157552.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2015, our portfolio totaled $391.3 million and consisted of $335.0 million of senior secured debt, $47.9 million of second lien secured debt and $8.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 97% variable-rate investments (including 92% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 3% fixed-rate investments. As of September 30, 2015, we had one company on non-accrual, representing 1.6% and 0.9% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $6.0 million. Our overall portfolio consisted of 76 companies with an average investment size of $5.1 million, had a weighted average yield on debt investments of 7.9%, and was invested 86% in senior secured debt, 12% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

As of September 30, 2014, our portfolio totaled $348.4 million and consisted of $302.5 million of senior secured debt, $36.5 million of second lien secured debt and $9.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 95% variable-rate investments (including 92% with a LIBOR or prime floor) and 5% fixed-rate investments. As of September 30, 2014, we had one company on non-accrual, representing 0.6% and 0.4% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $0.1 million. Our overall portfolio consisted of 72 companies with an average investment size of $4.8 million, had a weighted average yield on debt investments of 8.2%, and was invested 87% in senior secured debt, 10% in second lien secured debt and 3% in subordinated debt, preferred and common equity.

For the three months ended September 30, 2015, we invested $63.2 million in six new and eight existing portfolio companies with a weighted average yield on debt investments of 8.3%. Sales and repayments of investments for the three months ended September 30, 2015 totaled $48.9 million. This compares to the three months ended September 30, 2014, in which we invested $63.1 million in seven new and eight existing portfolio companies with a weighted average yield on debt investments of 9.3%. Sales and repayments of investments for the same period totaled $78.8 million.

For the fiscal year ended September 30, 2015, we invested $224.2 million in 32 new and 34 existing portfolio companies with a weighted average yield on debt investments of 7.7%. Sales and repayments of investments for the year ended September 30, 2015 totaled $195.0 million. This compares to the fiscal year ended September 30, 2014, in which we invested $248.1 million in 36 new and 33 existing portfolio companies with a weighted average yield on debt investments of 8.2%. Sales and repayments of investments for the same period totaled $225.6 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods and fiscal years ended September 30, 2015 and 2014.

Investment Income

Investment income for the three months ended September 30, 2015 and 2014 was $7.8 million and $8.2 million, respectively, and was attributable to $6.1 million and $6.4 million from senior secured debt, $1.4 million and $1.3 million from second lien secured debt and $0.3 million and $0.5 million from subordinated debt, respectively.

Investment income for the fiscal years ended September 30, 2015 and 2014 was $30.4 million, and was attributable to $23.5 million and $24.5 million from senior secured debt, $5.7 million and $4.2 million from second lien secured debt and $1.2 million and $1.7 million from subordinated debt, respectively. Investment income was relatively the same compared to the prior year due to investing in debt with lower yields. We expect investment income to grow as we deploy capital.

Expenses

Expenses for the three months ended September 30, 2015 and 2014 totaled $4.2 million and $2.9 million, respectively. Base management fee for the same periods totaled $1.0 million and $0.9 million, incentive fee totaled $(0.5) million and $0.5 million (including zero and zero, respectively, on net realized gains and $(0.5) million and $(0.6) million, respectively, on net unrealized gains accrued but not payable), Credit Facility expenses totaled $2.9 million (including $2.1 million of Credit Facility amendment expenses) and $0.9 million, general and administrative expenses totaled $0.7 million and $0.5 million and excise taxes were $0.1 million and $0.1 million, respectively.

Expenses for the fiscal years ended September 30, 2015 and 2014 totaled $12.7 million and $13.7 million, respectively. Base management fee for the same periods totaled $3.6 million and $3.7 million, incentive fee totaled $1.1 million and $3.5 million (including $(0.4) million and zero, respectively, on net realized gains and $(0.7) million and $0.1 million, respectively, on net unrealized gains accrued but not payable), Credit Facility expenses totaled $5.6 million and $4.2 million (including $2.3 million and $0.7 million, respectively, of Credit Facility amendment expenses), general and administrative expenses totaled $2.0 million and $1.8 million and excise taxes were $0.4 million and $0.5 million, respectively. The decrease in expenses over the prior year was primarily due to a reduction in the accrual of incentive fees offset by increased Credit Facility amendment costs.

Net Investment Income

Net investment income totaled $3.6 million and $5.3 million, or $0.18 and $0.36 per share, for the three months ended September 30, 2015 and 2014, respectively. Core net investment income, a non-GAAP financial measure, totaled $5.2 million and $4.8 million, or $0.26 and $0.32 per share, for the three months ended September 30, 2014 and 2013, respectively.

Net investment income totaled $17.7 million and $16.6 million, or $1.08 and $1.12 per share, for the fiscal years ended September 30, 2015 and 2014, respectively. Core net investment income, a non-GAAP financial measure, totaled $19.2 million and $17.4 million, or $1.18 and $1.17 per share, for the same periods. The decrease in net investment income per share was due to issuance of new shares.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2015 and 2014 totaled $48.9 million and $78.8 million, respectively. Net realized (losses) gains totaled less than $(0.1) million and $1.1 million for the same periods, respectively.

Sales and repayments of investments for the fiscal years ended September 30, 2015 and 2014 totaled $195.0 million and $225.6 million, respectively, and net realized gains totaled $0.4 million and $2.9 million, respectively. The decrease in realized gains over the prior year was driven by changes in market conditions of our investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended September 30, 2015 and 2014, we reported unrealized depreciation on investments of $2.7 million and $3.6 million, respectively. Net change in unrealized appreciation on our Credit Facility totaled $0.3 million and $0.5 million, respectively, for the same periods.

For the fiscal years ended September 30, 2015 and 2014, we reported unrealized (depreciation) appreciation on investments of $(6.1) million and $1.6 million, respectively. As of September 30, 2015 and 2014, net unrealized (depreciation) appreciation on investments totaled $(6.0) million and $0.1 million, respectively. The net change in unrealized appreciation on our investments was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments liquidated.

For the fiscal years ended September 30, 2015 and 2014, our Credit Facility had a change in unrealized depreciation (appreciation) of $0.5 million and $(0.5) million, respectively. As of September 30, 2015 and 2014, net unrealized appreciation on our Credit Facility totaled zero and $0.5 million, respectively. The change compared to prior year was due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $1.2 million and $2.3 million, or $0.06 and $0.15 per share, for the three months ended September 30, 2015 and 2014, respectively.

Net change in net assets resulting from operations totaled $12.5 million and $20.5 million, or $0.77 and $1.38 per share, for the fiscal years ended September 30, 2015 and 2014, respectively. The decrease in the net change in net assets from operations compared to the prior year reflects the change in portfolio investment valuation during the reporting period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of September 30, 2015 and 2014, we had $29.6 million and $146.4 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility has an interest rate of 2.20% and 2.16%, respectively, excluding the undrawn commitment fees as of September 30, 2015 and 2014. The annualized weighted average cost of debt for the fiscal years ended September 30, 2015 and 2014, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 2.63% and 2.35%, respectively.

As of September 30, 2015 and 2014, we had $260.4 million and $53.6 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company.

On September 30, 2015 and 2014, we had cash equivalents of $21.4 million and $13.1 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $2.2 million for the year ended September 30, 2015, and our financing activities provided cash of $10.5 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from our merger with MCG Capital Corporation.

Our operating activities used cash of $22.3 million for the year ended September 30, 2014, and our financing activities provided cash of $30.8 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net draws under the Credit Facility.

RECENT DEVELOPMENTS

On October 15, 2015, the Company increased the size of its Credit Facility from $290 million to $350 million. All other terms remain unchanged.

DISTRIBUTIONS

During the three months ended September 30, 2015 and 2014, we declared distributions of $0.285 and $0.270 per share, respectively, for total distributions of $6.5 million and $4.0 million, respectively. During the years ended September 30, 2015 and 2014, we declared distributions of $1.12 and $1.08 per share, respectively, for total distributions of $18.9 million and $16.1 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                              September 30,   September 30,
                                                   2015            2014
                                              -------------   -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost - $394,561,175 and $348,354,295,
   respectively)                              $ 388,535,383   $ 348,428,492
  Controlled, affiliated investments (cost -
   $2,777,132)                                    2,776,507               -
                                              -------------   -------------
  Total of investments (cost - $397,338,307
   and $348,354,295, respectively)              391,311,890     348,428,492
Cash equivalents                                 21,428,514      13,113,817
Interest receivable                               1,959,404       1,773,870
Receivable for investments sold                           -       9,001,938
Prepaid expenses and other assets                 1,420,529         556,359
                                              -------------   -------------
    Total assets                                416,120,337     372,874,476
                                              -------------   -------------
Liabilities
Distributions payable                             2,539,357       1,340,825
Payable for investments purchased                 9,367,500       3,162,000
Unfunded investments                                      -       2,705,882
Credit Facility payable (cost - $29,600,000
 and $146,400,000, respectively)                 29,600,000     146,949,000
Interest payable on Credit Facility                 224,633         284,906
Management fee payable                              956,115         914,978
Performance-based incentive fee payable               2,936       2,180,604
Accrued other expenses                              539,347         808,571
                                              -------------   -------------
    Total liabilities                            43,229,888     158,346,766
                                              -------------   -------------
Commitments and contingencies
Net Assets
Common stock, 26,730,074 and 14,898,056
 shares issued and outstanding,
 respectively.
  Par value $0.001 per share and 100,000,000
   shares authorized.                                26,730          14,898
Paid-in capital in excess of par value          371,502,801     207,226,615
Undistributed net investment income               6,991,473       4,878,091
Accumulated net realized gain on investments        395,862       2,882,909
Net unrealized (depreciation) appreciation
 on investments                                  (6,026,417)         74,197
Net unrealized appreciation on Credit
 Facility                                                 -        (549,000)
                                              -------------   -------------
    Total net assets                          $ 372,890,449   $ 214,527,710
                                              -------------   -------------
    Total liabilities and net assets          $ 416,120,337   $ 372,874,476
                                              =============   =============
Net asset value per share                     $       13.95   $       14.40
                                              =============   =============

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Years Ended September 30,
                                              -----------------------------
                                                   2015            2014
                                              -------------   -------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                    $  29,203,963   $  29,256,441
  Other income                                    1,151,336       1,100,391
                                              -------------   -------------
  Total investment income                        30,355,299      30,356,832
                                              -------------   -------------
Expenses:
  Base management fee                             3,572,614       3,702,826
  Performance-based incentive fee                 1,114,972       3,464,344
  Interest and expenses on the Credit
   Facility                                       3,251,761       3,471,347
  Administrative services expenses                  837,708         879,000
  Other general and administrative expenses       1,176,769       1,011,285
                                              -------------   -------------
  Expenses before excise tax and amendment
   costs                                          9,953,824      12,528,802
  Excise tax                                        440,000         479,425
  Credit Facility amendment costs                 2,301,478         712,930
                                              -------------   -------------
  Total expenses                                 12,695,302      13,721,157
                                              -------------   -------------
  Net investment income                          17,659,997      16,635,675
                                              -------------   -------------
Realized and unrealized (loss) gain on
 investments and Credit Facility:
Net realized gain on non-controlled, non-
 affiliated investments                             395,862       2,873,525
Net change in unrealized (depreciation)
 appreciation on:
  Non-controlled, non-affiliated investments     (6,100,614)      1,553,771
  Credit Facility depreciation
   (appreciation)                                   549,000        (549,000)
                                              -------------   -------------
  Net change in unrealized (depreciation)
   appreciation on investments and Credit
   Facility                                      (5,551,614)      1,004,771
                                              -------------   -------------
Net realized and unrealized (loss) gain from
 investments and Credit Facility                 (5,155,752)      3,878,296
                                              -------------   -------------
Net increase in net assets resulting from
 operations                                   $  12,504,245   $  20,513,971
                                              =============   =============
Net increase in net assets resulting from
 operations per common share                  $        0.77   $        1.38
                                              =============   =============
Net investment income per common share        $        1.08   $        1.12
                                              =============   =============

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com